EXHIBIT (e)


                 1988 PORTEC, INC. EMPLOYEES' STOCK BENEFIT PLAN

1.    PURPOSE

   The purpose of the 1988 Portec, Inc. Employees' Stock Benefit Plan (the "Plan") for officers and executive personnel ("key employees") of Portec, Inc., a Delaware corporation (the "Company"), and each corporation with respect to which the Company directly or indirectly controls 50% or more of the combined voting power of all classes of stock ("subsidiary"), and for non-employee members ("non-employee directors") of the Board of Directors (the "Board") of the Company, is to provide an incentive for key employees to join or remain with the Company and its subsidiaries, to provide an incentive for non-employee directors to have a greater proprietary interest in, and closer identity with, the Company and its subsidiaries and with their financial success, and to provide an incentive for key employees and non-employee directors to continue to promote the best interest of the Company and its subsidiaries and to enhance their long term performance.

2.    ADMINISTRATION

   (a) Board of Directors. The Plan shall be administered by the Stock Option and Compensation Committee (the "Committee") appointed by the Board and composed of not less than three non-employee directors who shall be appointed from time to time by the Board, none of whom shall have received an award entitling him to stock, restricted stock, stock options, stock appreciation rights, limited rights or any other derivative security of the Company under this Plan, or any similar plan of the Company or its subsidiaries, during his tenure on the Committee, or during the twelve month period prior to commencing service on the Committee, except as permitted by Rule 16b-3(c)(2)(i)(A) through (D), or any successor provisions, under the Securities Exchange Act of 1934. Members of the Committee shall be subject to any additional restrictions necessary to satisfy the requirements for disinterested administration of the Plan as set forth in Rule 16b-3 as it may be amended from time to time. References hereinafter to the Committee shall be deemed to include the Board acting as such provided that the employee members of the Board shall not participate in the Board's deliberations and actions when the Board is acting as such Committee.

   (b) Committee. Subject to approval of the Board, the Committee shall determine, within the limits of the express provisions of the Plan: (i) the key employees to whom awards shall be granted, (ii) the time or times at which such awards shall be granted and exercisable, (iii) the form and amount of the awards, and (iv) the limitations, restrictions and conditions applicable to any such award. In making such determinations, the Committee may take into account the nature of the services rendered by such employees or classes of employees, their present and potential contributions to the Company's success and such other factors as the Committee in its discretion shall deem relevant. Any decision or determination which is reduced to writing and signed by all of the members of the Committee shall be as fully effective as if it had been made by majority vote at a meeting of the Committee duly called and held. The Committee may make such rules and regulations for the conduct of its business as it shall deem advisable.

   (c) Interpretations. Subject to the express provisions of the Plan, the Committee may interpret the Plan, prescribe, amend and rescind rules and regulations relating to it, determine the terms and provisions of the respective awards and make all other determinations it deems necessary or advisable for the administration of the Plan.

   (d) Determinations. The determinations of the Committee on all matters regarding the Plan shall be conclusive. No member of the Board or the Committee shall be liable for any action taken or determination made in good faith.

Service on the Committee shall constitute service as a director of the Company so that members of the Committee shall be entitled to such indemnification and reimbursement as they may be entitled as a director.

   (e) Nonuniform Determinations. The Committee's determinations under the Plan, including without limitation, determinations as to the persons to receive awards, the terms and provisions of such awards and the agreements evidencing the same, need not be uniform and may be made by it selectively among persons who receive or are eligible to receive awards under the Plan, whether or not such persons are similarly situated.

3.    AWARDS UNDER THE PLAN

   (a)   Form.  Awards under the Plan may be granted as follows:

      1. Awards may be granted to key employees in any one of the following forms: (i) incentive stock options ("Incentive Stock Options"), as described in Section 4, (ii) non-qualified stock options ("Non-qualified Stock Options"), as described in Section 5, (iii) stock appreciation rights ("Rights"), as described in Section 6, (iv) restricted stock awards ("Awards"), as described in Section 7, and (v) performance units ("Units"), as described in Section 8.

      2. Non-employee directors shall be granted Non-qualified Stock Options as described in Section 4A.

Incentive Stock Options and Non-qualified Stock Options granted to key employees are sometimes referred to collectively as "Options." Non-qualified Stock Options granted to non-employee directors also are sometimes referred to as "Options." An eligible key employee (sometimes referred to as a "Grantee") may be granted one or more awards under the Plan. A non-employee director is sometimes referred to herein as a "Grantee" with respect to an award of Non-qualified Stock Options pursuant to Section 4A.

   (b) Maximum Limitations. The aggregate number of Units that may be granted under the Plan, and the aggregate number of common shares of the Company ("Common Stock" or "Common Shares") available for grant as Options, Rights or Awards, or in payment of Units, under the Plan, is increased from 450,000 to 850,000, subject to adjustment pursuant to Section 9 hereof and subject to the provisions of the remainder of this paragraph. Shares of Common Stock issued pursuant to the Plan may be either authorized but unissued shares or issued shares now or hereafter held in the treasury of the Company. In the event that, prior to the end of the period during which an Option, Right, Award or Unit may be granted under the Plan, (i) any Option granted under the Plan expires unexercised or is terminated, surrendered or cancelled (other than in connection with the exercise of a Right) without being exercised, in whole or in part, for any reason, (ii) any Award is forfeited, in whole or in part, for any reason or
(iii) all or any part of the Units included in a Performance Unit Agreement are terminated or unearned for any reason, then the number of shares theretofore subject to the unexercised, terminated, forfeited or unearned portion thereof shall be added to the remaining number of shares of the Company's Common Stock and of Units available for grant as an Option, Right, Award or Unit under the Plan, including a grant to a former holder of such an Option, Right, Award or Unit upon such terms and conditions as the Committee shall determine, which terms may be more or less favorable than those applicable to such former Option, Right, Award or Unit.

4.    INCENTIVE STOCK OPTIONS

   (a) Intended Legal Status of Options. It is intended that Incentive Stock Options granted pursuant to this Section shall constitute incentive stock options within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended (the "Code").

   (b) Eligible Employees. Any key employee eligible to receive awards under the Plan may receive Incentive Stock Options, provided such employee, at the time the Incentive Stock Option is granted does not own (as defined in Section 425(d) of the Code) stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company, its parent or any subsidiary. However, the foregoing limitation with respect to any employee who owns more than 10 percent of the total combined voting power of all classes of stock of the Company, its parent or any subsidiary shall not apply if at the time the Incentive Stock Option is granted, the option price is at least 110 percent of the fair market value of the Common Stock subject to the Incentive Stock Option and such Incentive Stock Option by its terms is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

   (c) Terms of Options. Incentive Stock Options may be granted under the Plan for the purchase of shares of Common Stock of the Company. Incentive Stock Options shall be in such form and upon such terms and conditions as the Committee shall from time to time determine, subject to the following:


      (i) Option Prices. Except as otherwise provided in Section 4(b) above, the option price of each Incentive Stock Option to purchase shares of Common Stock shall be at least 100% of the fair market value of the Common Stock at the date such option is granted; provided, however, that the option price shall not be less than the par value of the Common Stock subject to such Incentive Stock Option.

      (ii) Exercise and Expiration Dates. Each Incentive Stock Option shall become exercisable as determined by the Committee. Each Incentive Stock Option shall expire on the first to occur of: (A) the date determined by the Committee, provided that such Incentive Stock Option by its terms shall not be exercisable after the expiration of ten years from the date granted, and
   (B) upon the exercise of any Right (granted under Section 6 hereof) related to such Incentive Stock Option.

      (iii) Limitation on Amount. The aggregate fair market value (determined with respect to each Incentive Stock Option as of the time such Incentive Stock Option is granted) of the capital stock with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year (under this Plan or any other plan of the Company or the parent or any subsidiary of the Company) shall not exceed $100,000.

      (iv) Other Terms. The Committee may prescribe such other terms and conditions for the Incentive Stock Options granted under the Plan which are neither inconsistent with, nor prohibited by, the Plan or Section 422A of the Code.

      (v) Severability. No term of the Plan inconsistent with Section 422A of the Code shall be applicable to Incentive Stock Options.

4A.   GRANTS TO NON-EMPLOYEE DIRECTORS

   (a) Grants. Each non-employee director shall automatically be granted a Non-qualified Stock Option to purchase 1,000 shares of Common Stock on the date, and as of the time on such date, of each annual meeting of the Board held on and after April 26, 1994 while he is a member of the Board and while the Plan is in existence.

   (b) Exercise Price. The per share exercise price of each Non-qualified Stock Option granted to a non-employee director pursuant to this Section shall be 100% of the Fair Market Value (determined pursuant to Section 12(k) below) of a share of Common Stock on the date of grant.

   (c) Exercise Period. Each Non-qualified Stock Option granted to a non-employee director pursuant to this Section may be exercised, in whole or in part, not earlier than six months after the date of grant and shall expire on the date ten years from the date of grant.

   (d) Payment of Exercise Price. Payment of the exercise price of each Non-qualified Stock Option granted to a non-employee director pursuant to this Section shall be made pursuant to any of the methods set forth in Section 12(a), or by a combination thereof, as determined at the time of exercise by the non-employee director to whom the Non-qualified Stock Option is granted.

   (e) Termination of Service. If the service of a non-employee director as a member of the Board ceases for any reason other than death, he may exercise all of his then unexercised Non-qualified Stock Options at any time during the period ending on the first to occur of (1) the date three months after the date his service ceases, and (2) the date ten years from the date of grant of the applicable Non-qualified Stock Option. If a non-employee director dies while a member of the Board, or within three months after his cessation of service as a member of the Board, his estate or the person that acquires his Non-qualified Stock Options by bequest or inheritance or by reason of this death, shall have the right to exercise all of his then unexercised Non-qualified Stock Options at any time within one year from the date of death. In any such event, unless so exercised within such one year period, his Non-qualified Stock Options shall terminate at the expiration of said period.

   (f) Miscellaneous. It is intended that each Non-qualified Stock Option granted to a non-employee director pursuant to this Section shall not qualify as an incentive stock option under Section 422 of the Code. Each such Non-qualified Stock Option shall be subject to the provisions of this Section, and not to any other section of the Plan, except that the provisions of Sections 9, 10(b) and 12 (except to the extent otherwise provided in paragraph (d) of this Section) shall apply to each Non-qualified Stock Option granted to a non-employee director hereunder.

5.    NON-QUALIFIED STOCK OPTIONS

   (a) Intended Legal Status of Non-qualified Stock Options. It is intended that Non-qualified Stock Options granted pursuant to the Plan shall not qualify as incentive stock options under Section 422A of the Code.

   (b) Terms of Options. Non-qualified Stock Options may be granted under the Plan for the purchase of shares of Common Stock of the Company. Non-qualified Stock Options shall be in such form and upon such terms and conditions as the Committee shall from time to time determine, subject to the following:

      (i) Option Prices. The option price of each Non-qualified Stock Option to purchase Common Stock shall be such price as shall be set forth in an individual option agreement with the Grantee; provided, however, that the option price shall not be less than the greater of 50% of the fair market value or the par value of the Common Stock subject to such Non-qualified Stock Option.

      (ii) Exercise and Expiration Dates. Each Non-qualified Stock Option shall become exercisable as determined by the Committee. Each Non-qualified Stock Option shall expire on the first to occur of: (A) the date determined by the Committee, provided that such Non-qualified Stock Option by its terms shall not be exercisable after the expiration of ten years from the date granted, and (B) upon the exercise of any Right (granted under Section 6 hereof) related to such Non-qualified Stock Option.

6.    STOCK APPRECIATION RIGHTS

   (a) Award. If deemed by the Committee to be in the best interests of the Company, any Option granted under the Plan may include a Stock Appreciation Right either at the time of grant or thereafter while the Option is outstanding. Notwithstanding the preceding sentence, in no event shall a Right be granted in connection with any Incentive Stock Option in such a manner as will disqualify the Incentive Stock Option under Section 422A of the Code.

   (b) Terms of Rights. Rights shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall determine, provided that:

      (i)   Limitation.  A Right shall be exercisable to the extent, and only to the extent, the Option to which it relates is exercisable and shall be exercisable only for such period as the Committee may determine (which period may expire prior to the expiration date of such Option).

      (ii) Exercise of Right. A Right shall entitle the Grantee, to the extent the related Option, or portion thereof, is unexercised, to receive from the Company in exchange therefor the number of shares of Common Stock having an aggregate fair market value equal to the excess of the fair market value of one share as of the trading date next preceding the date on which the Right is exercised over the option price per share specified in such Option, multiplied by the number of shares of Common Stock subject to the Option, or portion thereof. Upon the exercise of a Right, the unexercised Option, or portion thereof, to which the Right is related, shall expire. The Company shall be entitled to elect to settle any part or all of its obligation arising out of the exercise of a Right by the payment of cash in lieu of part or all of the shares of Common Stock it would otherwise be obligated to deliver. If shares of Common Stock are to be received upon the exercise of a Right, cash shall be delivered in lieu of any fractional shares.

      (iii) Cancellation of Stock Appreciation Rights. The exercise of any Option shall cancel that number of the Rights related to such Option, which is equal to the number of shares subject to such exercise.

   (c) Cash Settlement Restriction. Notwithstanding Sections 6(b) and 10 hereof, so long as the Grantee of a Right is an officer, director or holder of more than 10% of any class of equity securities of the Company, the Company's right to elect to settle any part or all of its obligation arising out of the exercise of a Right by the payment of cash shall not apply unless such exercise occurs either; (A) pursuant to the provisions of subsection (i) below, or (B) during the period beginning on the third business day following the date of release for publication of quarterly and annual summary statements of sales and earnings of the Company and ending on the twelfth business day following such date, unless a different period is specified in Rule 16b-3 under the Securities Exchange Act of 1934, as in effect at the time of such exercise, or any law, rule, regulation or other provision that may hereafter replace such Rule (the "Window Period").

      (i)   Exercise Upon Reorganization.  In the event that, pursuant to
   Section 10 hereof, the Company shall cancel all unexercised Options as of the effective date of a merger or other transaction provided therein or in the cases of dissolution of the Company, each Right held by a Grantee shall be automatically exercised on such date within 30 days prior to the effective date of such transaction or dissolution as the Committee shall determine and, in the absence of such determination, on the last business day immediately prior to such effective date, unless both the Committee and the Grantee agree in writing that the Right shall not be exercised at that time.

7.    RESTRICTED STOCK AWARDS

   (a) Award. Restricted Stock Awards may be granted under the Plan with respect to shares of Common Stock of the Company. Awards shall be granted upon such terms and conditions as the Committee may determine, subject to the following:

   (b) Agreements. Awards issued under the Plan shall be evidenced by written agreements ("Restricted Stock Agreements") in such form as the Committee may from time to time determine.

   (c) Receipt of Shares. Each Restricted Stock Agreement shall set forth the number of shares of Common Stock issuable under the Award evidenced thereby. Subject to the provisions of Sections 7(d) and (e) hereof, the number of shares of Common Stock granted under an Award shall be issued or transferred from the Company to the Grantee thereof, on the date of grant of such Award or as soon as may be practicable thereafter as a bonus paid to the Grantee.

   (d) Rights of Grantees. Subject to the provisions of Section 7(e) hereof and the restrictions set forth in the related Restricted Stock Agreement, the Grantee of an Award shall thereupon be a stockholder with respect to all the shares of Common Stock represented by such certificate or certificates and shall have all the rights of a stockholder with respect to such shares, including the right to vote such shares and to receive dividends and other distributions paid with respect to such shares. In aid of such restrictions, certificates for shares awarded hereunder, together with a suitably executed stock power signed by each Grantee, shall be held by the Company in its control for the account of such Grantee until the restrictions under the related Restricted Stock Agreement lapse pursuant to the Agreement or such shares are theretofore forfeited to the Company as provided by the Plan or the Agreement.

   (e) Restrictions. Each share of Common Stock issued pursuant to an Award shall be subject, in addition to any other restrictions set forth in the related Restricted Stock Agreement, to the following restrictions, except to the extent that such restrictions have lapsed pursuant to Section 7(f) below:

      (i) Disposition. None of such shares shall be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of; provided, however, that such shares may be transferred upon the death of the Grantee to such of his legal representatives, heirs and legatees as may be entitled thereto by will or the laws of intestacy.

      (ii) Forfeiture. All of such shares shall be forfeited to the Company without notice and without consideration therefor immediately upon the occurrence of any of the following events: (A) the termination of the Grantee's employment with the Company and all subsidiaries for any reason other than (1) retirement pursuant to a retirement plan of the Company or any subsidiary, (2) disability as determined by the Committee or (3) death; or
   (B) without the express written consent of the Company, the performance of services by the Grantee, as an employee, consultant or independent contractor for, or the acquisition of an ownership interest in excess of 5% in, any competitor of the Company or any subsidiary at a time when the Grantee is an employee of the Company or any subsidiary; or (C) an attempt to transfer such shares in violation of Section 7(e)(i) hereof.

   (f) Lapse of Restrictions. Unless otherwise stated in the related Restricted Stock Agreement, the restrictions set forth in Section 7(e) hereof on shares of Common Stock issued under an Award, to the extent such shares have not theretofore been forfeited pursuant to Section 7(e)(ii) hereof, shall lapse, and certificates for the shares shall be appropriately distributed: (i) on the first to happen of: (A) the death of the Grantee or (B) the termination of the Grantee's employment by reason of his retirement or disability as determined by the Committee, and (ii) as otherwise determined by the Committee.

8.    PERFORMANCE UNITS

   (a) Grant. The Board may, from time to time, subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, grant one or more Performance Units to any key employee.

   (b) Performance Unit Agreements. Units granted under the Plan shall be evidenced by written agreements ("Performance Unit Agreements") in such form as the Committee may from time to time determine.

   (c) Conditions. Upon making an award of Units, the Committee shall determine, and the Performance Unit Agreement shall state: (i) the number of Units included therein, (ii) the stated value (("Stated Value") of each such Unit (which shall be 100% of the fair market value of a share of Common Stock of the Company on the trading date next preceding the date such Units are granted), and (iii) the primary and minimum performance targets ("Performance Targets") for such Units as described in Section 8(f) hereof for a specified period not exceeding five years ("Award Period").

   (d) Payments of Performance Units. Subject to the provisions of Section 11(e) hereof, payment in respect of Units shall be made to the Grantee thereof within 90 days after the Award Period for such Units has ended, but only with respect to those Units which have been earned as hereinafter described. Such payment shall be an amount equal to the Stated Value of the Units earned.

   (e) Method of Payment. Payment for Units shall be made in cash or shares of Common Stock of the Company, or partly in cash and partly in shares of Common Stock, as the Committee shall determine. To the extent that payment is made in shares of Common Stock, the number of shares shall be determined by dividing the dollar amount of such payment by the fair market value per share of the Common Stock on the trading date next preceding the date payment is made.

   (f) Performance Targets. Performance Targets for any Award Period may be expressed as an increase in the Company's earnings per share, net income or return on equity or in terms of any other such standard as the Committee may determine. Attainment by the Company of the primary Performance Target in respect of an Award Period will result in the Stated Value of all the related Units included in the Performance Unit Agreement being earned. Failure by the Company to attain the minimum Performance Target will result in no portion of the Stated Value of any of the related Units being earned. Attainment between the primary and the minimum Performance Targets in respect of an Award Period shall result in the Stated Value of a proportionate number of the related Units as specified in the Performance Unit Agreement being earned.

   (g) Creation of Reserve. Upon making an award of Units the Committee shall reserve from the aggregate maximum number of shares of Common Stock and of Units otherwise available for grant under the Plan a number of shares equal to the number of Units included in such award. At the end of the related Award Period, the number of Units, if any, which are unearned under the award and the number of reserved shares of Common Stock not issued to pay Units shall be released from such reserve and shall again become available for grant in accordance with
Section 3(b) hereof.




9.    ADJUSTMENTS

   (a) Incentive Stock Options, Non-qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards and Performance Units. The aggregate number of shares of Common Stock and of Units available for issuance or grant, as the case may be, under the Plan, the number of shares of Common Stock subject to each outstanding Option, Right and Award and the option price per share of each such Option, may all be appropriately adjusted, as the Committee may determine, for any increase or decrease in the number of shares of issued Common Stock of the Company resulting from a subdivision or consolidation of shares, whether through reorganization, recapitalization, stock split-up, stock distribution or combination of shares, or the payment of a share dividend or other increase or decrease in the number of such shares of Common Stock outstanding effected without receipt of consideration by the Company. Adjustments under this Section 9 shall be made according to the sole discretion of the Committee, and its decisions shall be binding and conclusive.

   (b) Performance Units. The Committee may in its discretion and for purposes of determining whether Performance Targets set pursuant to Section 8(f) hereof have been met, equitably restate the Company's earnings per share, net income or any other factor utilized in establishing the Performance Targets in order to take into account the effect, if any, of (i) acquisitions or dispositions of businesses by the Company, (ii) extraordinary and non-recurring events, (iii) an event set forth in Section 9(a) hereof and (iv) changes in accounting practices, tax laws or other laws or regulations that significantly affect the Company's financial performance.

10.   REORGANIZATION AND DISSOLUTION

   (a) Reorganization and Changes in Control. Subject to any required action by the stockholders, in the event the Company shall be a party to a transaction involving a sale of all or substantially all of its assets, a merger or a consolidation ("Transaction"), the Committee may in its discretion revise, alter, amend or modify any Option, Right, Award or Unit outstanding under the Plan in any one or more of the following respects:

      (i) Substitution of Securities. In respect of a Transaction, any or all Options, Rights and Awards may be deemed to pertain and apply to the securities to which a holder of the number of shares of Common Stock subject to the respective Option, Right or Award would have been entitled if the Grantee actually owned such shares immediately prior to the time the Transaction became effective.

      (ii) Cancellation of Options. In respect of a Transaction, any or all unexercised Options may be cancelled as of the effective date of the Transaction by the giving of notice to holders thereof of the Company's intention so to cancel and by permitting the exercise of all partly or wholly unexercised Options in full (without regard to installment exercise limitations) during not less than 30 days preceding such effective date.

      (iii) Change of Exercise Dates. The dates upon which outstanding Options and Rights related thereto may be exercised may be advanced (without regard to installment exercise limitations).

      (iv) Reduction or Elimination of Restrictions. Any or all of the restrictions on any or all Awards may be reduced or eliminated.

      (v) Adjustment of Performance Units. Equitable adjustments may be made to any or all Units, including the modification of Performance Targets and acceleration of Award Periods.

      (vi)  Settlement of Company's Obligations.  Subject to the provisions of
   Section 6(c) hereof, obligations of the Company under any Option, Right, Award or Unit may be settled in whole or in part in cash, in Common Stock or in other securities substituted for Common Stock pursuant to this Section 10(a).

      (vii) Miscellaneous Adjustments. Other adjustments may be made in the discretion of the Committee as may be appropriate to provide Grantees of awards payable in Common Stock with equivalent benefits offered or provided to stockholders of the Company generally in connection with the Transaction.

   (b)   Dissolution.  In the case of the dissolution of the Company:

      (i) Termination of Options or Rights. Every outstanding Option, and Right included therein, if any, shall terminate; provided, however, that each Grantee shall have 30 days prior written notice of such event, during which time he shall have a right to exercise all or part of his unexercised Option, and Right included therein, if any (without regard to installment exercise limitations).

      (ii) Lapse of Restrictions. Any and all restrictions on all Awards shall lapse and such shares shall be and become freely transferable at least 30 days prior to such dissolution.

      (iii) Adjustment of Performance Units. The Committee may, in its discretion, make equitable adjustments to any or all Units, including modifications of Performance Targets and acceleration of Award Periods.

11.   TERMINATION OF EMPLOYMENT

   In the event that a Grantee under the Plan shall die or cease to be employed by the Company and its subsidiaries, his rights under the Plan shall be affected as provided in this Section.

   (a) Cessation. Except as otherwise set forth in (b) next below, a Grantee shall be deemed to cease to be employed by the Company and its subsidiaries upon
(i) retirement pursuant to a retirement plan of the Company or its subsidiaries,
(ii) death or (iii) upon the actual cessation of employment, whichever occurs earlier.

   (b) Former Employee with Options. A former employee who holds Options or Rights under the Plan and whose employment ceases for any reason other than death, may exercise his Option or Right at any time within the period ending on the first to occur of (1) the date three months after the date his employment ceases, and (2) the date such Option or Right expires pursuant to Section 4(c)(ii) or 5(b)(ii), but only to the extent his Option or Right was exercisable at the date his employment ceased. The Committee, in its discretion, may provide that if a former employee who holds a Non-qualified Stock Option or a Right, enters into a non-compete agreement with the Company at the date his actual employment with the Company ceases, his employment will be deemed to cease for purposes of his right to exercise such Option or Right pursuant to this Section 11 on the first to occur of (1) the date of the expiration of such Option or Right pursuant to Section 4(c)(ii) or 5(b)(ii), (2) the date of his violation of such agreement, or (3) the date of termination of such agreement.

   (c) Death of a Grantee. If a Grantee of an Option or Right dies while in the employ of the Company, its parent or its subsidiaries, or within three months after the cessation of his employment, his estate or the person that acquires his Options or Rights by bequest or inheritance or by reason of his death shall have the right to exercise his Options and Rights at any time within one year from the date of cessation of employment but only to the extent the Options or Rights were exercisable on the date of his cessation of employment. In any such event, unless so exercised within such one-year period, the Options and Rights shall terminate at the expiration of said period.

   (d) Forfeiture of Restricted Stock Award. All shares of Common Stock subject to an Award shall be forfeited upon the termination of employment of the Grantee with the Company and all subsidiaries to the extent set forth in Sections 7(e)(ii) and 7(f) above.

   (e) Termination of Performance Units. Except as provided in Sections 10 and 11(f) hereof, or as otherwise determined by the Committee, all Units granted to a Grantee under the Plan shall terminate immediately without notice or payment upon his death, retirement or other termination of employment with the Company and its subsidiaries.

   (f) Post-Employment Performance Unit Payments. Grantees of Units whose employment ceases prior to the expiration of the applicable Award Period, or the legal representatives, heirs or legatees of a deceased Grantee who may be so entitled by will or the laws of intestacy, shall be entitled to receive within 120 days after the end of the Award Period, payment with respect to such Units to the same extent, if at all, as would the Grantee if the Grantee were an employee throughout the Award Period; provided, however, that such payment shall be adjusted by multiplying the amount earned under the award by a fraction, the numerator of which shall be the number of full calendar months between the date of the award of the Unit and the date that employment terminated, and the denominator of which shall be the number of full calendar months from the date of the award to the end of the Award Period.

12.   MISCELLANEOUS

   Except as otherwise provided above:

      (a) Manner of Exercise of Options and Payment for Common Stock. Options may be exercised by giving written notice to the Secretary of the Company stating the number of shares of Common Stock with respect to which the Option is being exercised and tendering payment therefor. No Common Shares shall be delivered pursuant to the exercise of any Option, in whole or in part, until qualified for delivery under any applicable securities laws and regulations and until payment in full of the option price is received by the Company (i) in cash, (ii) by check, (iii) in shares of Common Stock previously acquired by the Grantee, valued at fair market value on the last trading day preceding the date of delivery of such shares, (iv) a combination of the above, (v) if authorized by the Committee and accomplished in accordance with such authorization, by delivery to the Company of a properly executed exercise notice together with a copy of irrevocable instructions to a broker or dealer to sell an amount of Common Stock, the proceeds of which are sufficient to pay the option price, and to deliver promptly to the Company such proceeds, or (vi) if authorized by the Committee and accomplished in accordance with such authorization, by delivery to the Company of a properly executed exercise notice together with a copy of irrevocable instructions to a broker to lend sufficient funds to pay the option price and to deliver promptly to the Company such funds; provided, that if the proceeds of such loan are not sufficient to pay fully the option price, then no shares shall be delivered until the Company has received payment in another manner provided by this Section in an amount sufficient to cover any such deficiency. Neither the Grantee of an Option nor such Grantee's legal representative, legatee, or distributee shall be deemed to be a holder of any shares of Common Stock subject to such Option unless and until a certificate or certificates therefor is issued in his or her name or in the name of a person designated by him or her.

      (b) Non-Transferability. No Option, Right, Award or Unit hereunder may be transferred, assigned, pledged or hypothecated (whether by operation of law or otherwise), except as provided by will or by the applicable laws of descent and distribution, and no Option, Right, Award or Unit shall be sub-ject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of an Option, Right, Award or Unit, or levy of attachment or similar process upon the Option, Right, Award or Unit, not specifically permitted herein shall be null and void and without effect. An Option or Right may be exercised only by a Grantee during his or her lifetime, or pursuant to Section 11, by his or her estate or the person who acquires the right to exercise such Option or Right upon his or her death by bequest or inheritance.

      (c) Legal and Other Requirements. The obligation of the Company to sell and deliver Common Stock under the Plan shall be subject to all applicable laws, regulations, rules and approvals, including, but not by way of limitation, the effectiveness of a registration statement under the Securities Act of 1933 if deemed necessary or appropriate by the Company and the listing upon any stock exchange upon which the Common Stock reserved for issuance under the Plan is listed. Shares of Common Stock issued hereunder may be legended as the Committee shall deem appropriate to reflect the restrictions imposed under the Plan, the agreements evidencing the award, or by securities laws generally.

      (d) No Obligation to Exercise Options. The granting of an Option shall impose no obligation upon the Grantee to exercise such Option.

      (e) Termination and Amendment of Plan. The Board, without further action on the part of the stockholders of the Company, may from time to time alter, amend or suspend the Plan or any Option, Right, Unit, Award or Agreement granted hereunder, or may at any time terminate the Plan, except that it may not (except to the extent provided in Section 9(a) hereof) (i) change the total number of shares of Common Stock and of Units available for grant or award under the Plan, (ii) extend the duration of the Plan, (iii) increase the maximum term of Options, (iv) decrease the minimum option price below the par value per share of the Common Stock or (v) change the class of employees eligible to be granted Options, Rights, Units or Awards under the Plan. No such action enumerated above in this Section 12(e) may materially and adversely affect any outstanding Option, Right, Award, Unit or Agreement without the consent of the Grantee thereof.

      (f) Application of Funds. The proceeds received by the Company from the sale of Common Stock pursuant to Options will be used for general corporate purposes.

      (g) Withholding Taxes. Each Grantee receiving or exercising an Option, Right, Unit or Award, as a condition to such receipt or exercise, shall pay to the Company the amount, if any, required to be withheld from distributions resulting from such receipt or exercise under applicable Federal and State income tax laws ("Withholding Taxes"). Such Withholding Taxes shall be payable as of the date income from the Option, Right, Unit or Award, is includible in the Grantee's gross income for Federal income tax purposes (the "Tax Date"). The Grantee may satisfy this requirement by electing one of the following methods (or a combination thereof), which election is subject to the approval of the Committee: (i) remitting to the Company in cash or by check the amount of such Withholding Taxes, (ii) remitting to the Company a number of shares of Common Stock having an aggregate fair market value as of the last trading date preceding the Tax Date equal to the amount of such Withholding Taxes, (iii) if a taxable event occurs with respect to the Grantee in connection with an Option, Right, Unit or Award and the Grantee receives cash as a result thereof, electing to have the Company withhold from the resulting cash distribution an amount equal to the amount of such Withholding Taxes, or (iv) if a taxable event occurs with respect to the Grantee in connection with an Option, Right, Unit or Award and the Grantee receives shares of Common Stock as a result thereof, electing to have the Company withhold from such distribution the number of shares of Common Stock having an aggregate fair market value as of the last trading date preceding the Tax Date equal to the amount of such Withholding Taxes. Any election by a Grantee pursuant to clauses (ii), (iii) or (iv) of this Section 12(g) must be made on or prior to the Tax Date and will be irrevocable. In addition, if the Grantee is a director, officer or holder of more than 10% of the equity securities of the Company, an election pursuant to clauses (ii) or (iii) of this Section 12(g) cannot be made until at least six months after the grant of the Option, Right, Unit or Award (except that this limitation shall not apply in the event the death or disability of the Grantee occurs prior to the expiration of the six-month period), and such election must be made either by the date which is at least six months prior to the Tax Date or during a Window Period which begins prior to the Tax Date.

      (h) Right to Terminate Employment. Nothing in the Plan or any agreement entered into pursuant to the Plan shall confer upon any Grantee the right to continue in the employment of the Company or any subsidiary or affect any right which the Company or any subsidiary may have to terminate the employment of such Grantee.

      (i) Rights as a Stockholder. Subject to the provisions of Section 7 hereof, the Grantee of any award under the Plan shall have no rights as a stockholder with respect thereto unless and until certificates for shares of Common Stock are issued to him.

      (j) Leaves of Absence and Disability. The Committee shall be entitled to make such rules, regulations, and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by, or disability of, the Grantee of any Option, Right, Unit or Award. Without limiting the generality of the foregoing, the Committee shall be entitled to determine (i) whether or not any such leave of absence shall constitute a termination of employment within the meaning of the Plan, and (ii) the impact, if any, of any such leave of absence on awards under the Plan theretofore made to any Grantee who takes such leave of absence.

      (k) Fair Market Value. Unless otherwise provided in the Plan, whenever the fair market value of Common Stock is to be determined under the Plan as of a given date, such fair market value shall be:

         (i) If the Common Stock is listed on a national securities exchange, the average of the high and low reported sales prices of a share of Common

      Stock on the Composite Tape for the ten consecutive trading days immediately preceding such given date;

         (ii) If the Common Stock is traded on the over-the-counter market, the average of the mean between the bid and the asked price for the Common Stock at the close of trading for the ten consecutive trading days immediately preceding such given date; and

         (iii) If the Common Stock is neither traded on the over-the-counter market nor listed on a national securities exchange, such value as the Committee, in good faith, shall determine.

      (l) Notices. Every direction, revocation or notice authorized or required by the Plan shall be deemed delivered to the Company (a) on the date it is personally delivered to the Secretary of the Company at its principle executive offices or (b) three business days after it is sent by registered or certified mail, postage prepaid, addressed to the Secretary at such offices; and shall be deemed delivered to a Grantee (a) on the date it is personally delivered to him or her or (b) three business days after it is sent by registered or certified mail, postage prepaid, addressed to him or her at the last address shown for him or her on the records of the Company.

      (m) Applicable Law. All questions pertaining to the validity, construction and administration of the Plan and awards granted hereunder shall be determined in conformity with the laws of the State of Illinois, to the extent not inconsistent with Section 422A of the Code with respect to Incentive Stock Options.

      (n) Elimination of Fractional Shares. If under any provision of the Plan which requires a computation of the number of shares of Common Stock subject to an award, the number so computed is not a whole number of shares of Common Stock, such number of shares of Common Stock shall be rounded down to the next whole number.

13.   EFFECTIVE DATE

The Plan as amended became effective on December 16, 1993, the date it was adopted by the Board of Directors, subject to the approval of the first amendment to the Plan by the holders of a majority of the shares of Common Stock of the Company present or represented at the 1994 Annual Meeting of Stockholders of the Company and entitled to vote; provided, that if such approval is not obtained, the first amendment shall be null and void and of no effect and each Option, Right, Award or Unit granted pursuant to the provisions of the first amendment hereunder shall, notwithstanding the preceding provisions of this Plan, be null and void and of no effect. If such approval of the stockholders of the Company of the first amendment is not obtained, the Plan as in existence prior to the effective date of the first amendment shall continue in full force and effect pursuant to the provisions thereof. There shall be no Options, Rights, Awards or Units granted or awarded under the Plan as amended after June 2, 1998; provided, however, that all Options, Rights, Awards and Units granted or awarded under the Plan as amended prior to such date shall remain in effect and subject to adjustment and amendment as herein provided, until they have been satisfied or terminated in accordance with the Plan as amended and the terms of the respective awards and the related agreements.